UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported): August 17, 2011

MEDCATH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10720 Sikes Place

Charlotte, North Carolina 28277

(Address of principal executive offices, including zip code)

(704) 708-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 2.02 Results of Operations and Financial Condition; 8.01 Other Events

MedCath Corporation (the “Company”) is filing this Current Report on Form 8-K solely to update the Company’s Annual Report on Form 10-K for the year ended September 30, 2010 (“MedCath’s 2010 Annual Report”) and its Current Report on Form 8-K filed on May 27, 2011, to reflect the reclassification of the historical financial results of the MedCath Partners Division (“MedCath Partners”) as discontinued operations as a result of the sale of MedCath Partners on May 4, 2011. The results of operations of MedCath Partners were reclassified to discontinued operations beginning in the third quarter of fiscal 2011. Such presentation is being provided to facilitate the comparability of financial information provided in the proxy statement of the Company as included in the Schedule 14A (“MedCath’s August Proxy Statement”) filed by the Company contemporaneously with this Current Report on Form 8-K and does not include any of the subsequent events or contemplated transactions discussed in MedCath’s August Proxy Statement.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the updated Item 6: Selected Financial Data from MedCath’s 2010 Annual Report, which reflects the reclassification of the historical financial results of MedCath Partners as discontinued operations.

Attached as Exhibit 99.2 to this Current Report on Form 8-K is the updated Item 8: Financial Statements and Supplementary Data from MedCath’s 2010 Annual Report, which reflects the reclassification of the historical financial results of MedCath Partners as discontinued operations.

The aforementioned reclassification has no effect on the Company’s previously reported net income or net income attributable to MedCath Corporation common stockholders.

ITEM 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Form 10-K, Item 6. Selected Financial Data

99.2	Form 10-K, Item 8. Financial Statements and Supplementary Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION

Date: August 17, 2011	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Form 10-K, Item 6. Selected Financial Data

99.2	Form 10-K, Item 8. Financial Statements and Supplementary Data